Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
FOR IMMEDIATE RELEASE
May 3, 2007

FOR ADDITIONAL INFORMATION
Media	Investors
Karl Brack	Randy Hulen
Vice President, Communications &	Director, Investor Relations
Engagement Strategies	(219) 647-5688
(219) 647-5794	rghulen@nisource.com
kbrack@nisource.com
NiSource reports higher first-quarter earnings
Continued progress on four-part growth plan
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $208 million, or 76 cents per share, for the three months ended March 31, 2007, an increase from $204 million, or 75 cents per share, for the first quarter of 2006 (all per-share amounts are basic). Operating earnings (non-GAAP) were $432.7 million for the first three months of 2007, up from $416.3 million in 2006.
First quarter net operating earnings, compared with the year-ago period, were positively affected by higher earnings from NiSource’s Gas Distribution business and the first full quarter of financial improvements from an agreement between NiSource’s Whiting Clean Energy unit and BP. These positive impacts were partially offset by increases in employee, administrative and maintenance expenses and a higher effective tax rate compared with the prior period.
Continued Strong Results from Four-Part Business Plan
“NiSource’s balanced, four-part business plan continues to deliver solid results from our low-risk portfolio of regulated assets,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. Expansion and commercial growth in the natural gas pipeline and storage business, regulatory and commercial initiatives, financial management, and process and expense management are the foundation of NiSource’s four-part plan.
“Our operating units are continuing to deliver strong performance to position NiSource for long-term, sustainable growth,” Skaggs said. “As we move forward, our team remains focused on the fundamental components of our four-part plan.”
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NiSource reports higher first-quarter earnings

‘Path Forward’ Strategic and Financial Review Advances
In addition to its fundamental business plan, Skaggs noted that NiSource is nearing completion of a comprehensive financial and strategic review of NiSource’s entire portfolio of businesses.
Conducted in close collaboration with the NiSource Board of Directors, the strategic and financial review has considered and analyzed a broad spectrum of alternatives for unlocking the underlying value of NiSource’s asset base, strengthening the company’s financial profile and positioning it for long term, sustainable growth. “We remain committed to these objectives, and expect to provide an update on the results of our review by the end of the month,” Skaggs said.
Overview of first-quarter operating earnings (non-GAAP) performance by business segment:
Gas Distribution Operations
Operating earnings for NiSource’s Gas Distribution Operations increased by $6.9 million, to $258.2 million for the first quarter of 2007.
The improved Gas Distribution earnings were driven by an increase in net revenues of $15.8 million, excluding the impact of regulatory trackers. This increased revenue was primarily attributable to commercial and industrial sales and margin increases, regulatory initiatives, and improved residential and commercial customer growth compared to the prior-year period.
Skaggs noted that weather-normalized customer usage declines during the quarter for the Gas Distribution segment were consistent with the company’s expectations.
“First quarter results are generally in line with our belief that declines in customer demand experienced during 2006 were a response to higher market prices for natural gas, particularly in the aftermath of the 2005 hurricane season,” Skaggs said. “As prices decreased during the later part of 2006, both usage erosion and customer attrition levels began to moderate.”
The Gas Distribution segment also continued to capitalize on short-term market opportunities and use of its extensive supply and storage portfolio to increase revenues. These revenues are shared with customers under various regulatory mechanisms.
Excluding expenses that are recovered through regulatory trackers, operating expenses for the Gas Distribution segment were $8.9 million higher for the quarter compared with the year-ago period, primarily due to higher employee and administrative expenses.
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NiSource reports higher first-quarter earnings

NiSource’s utilities continued to advance a full agenda of regulatory initiatives during the quarter, including a February rate case filing by Columbia Gas of Kentucky (CKY). The filing proposes CKY’s first base rate increase since 1996 and pursues a change in rate structure to help mitigate the impact of customer conservation. The filing also proposes an accelerated main replacement program to accompany the replacement of aging gas lines and enhance the overall safety and reliability of its gas distribution system over the next 20 years.
In addition, rate case planning activities are in full swing at Bay State Gas Company and Columbia Gas of Pennsylvania, with filings anticipated in mid-2007 and early 2008, respectively. Also, at Columbia Gas of Ohio, stakeholder meetings have been initiated in an effort to meet the respective needs of all parties in shaping the future regulatory, commercial and investment model for Columbia Gas of Ohio. “We are making significant forward movement on regulatory initiatives across our distribution company markets,” Skaggs said. “Whether through full rate case filings or other approaches, our goal is to cultivate win-win strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures, and embark on long-term investment programs to enhance our infrastructure and expand our customer base.”
Gas Transmission and Storage Operations
Operating earnings for Gas Transmission and Storage Operations were $107.7 million during the first quarter of 2007, compared to $111.7 million for the first quarter of 2006.
Higher property insurance premiums in the wake of 2005’s Gulf Coast hurricanes, along with increased employee, administrative and maintenance expenses, contributed to a $4 million decrease in Gas Transmission and Storage (GT&S) operating earnings.
Net revenues from the segment were slightly higher than the prior period, as the GT&S team continued to pursue a two-pronged growth strategy that focuses on optimization of NiSource’s strategically located natural gas pipeline and storage system, combined with aggressive physical expansion of its pipeline and storage network.
“While stabilization in the natural gas market did moderate our optimization revenues somewhat during the first quarter, demand and commodity revenues were up in our GT&S business compared to last year,” Skaggs noted. “Our team continues to pursue a range of potential system expansions driven by continuing core demand growth in Midwest, mid-Atlantic and East Coast markets.” Columbia Gulf is also pursuing a number of projects designed to give its customers access to a greater number of onshore supply basins and Gulf Coast markets.
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NiSource reports higher first-quarter earnings

On April 1, one of the mid-Atlantic expansion projects began operations. Hardy Storage Company LLC, the owner of a new underground gas storage field in West Virginia, started receiving natural gas from customers for injection into the Hardy field. The project, a joint effort between subsidiaries of Columbia Gas Transmission and Piedmont Natural Gas, will ultimately deliver 176,000 dekatherms (Dth) per day of new firm storage services. Those services are fully subscribed under 15-year contracts with four mid-Atlantic utilities. Columbia Gas Transmission is expanding its transmission system to accommodate the new Hardy Storage Project volumes.
Columbia Gas Transmission is also moving forward with its Eastern Market Expansion project, which, like Hardy Storage, is a combined storage and transportation project designed to meet core market growth in the Mid-Atlantic region. Later today, Columbia Gas Transmission will file its certificate application for the 2009 project with the Federal Energy Regulatory Commission (FERC).
In March, Columbia Gulf Transmission held a successful open season to gauge customer interest in providing increased access to southern Louisiana markets. With planned in-service dates in the third and fourth quarters, Columbia Gulf will make firm deliveries in excess of 300,000 Dth per day to the Henry Hub and to Transcontinental Gas Pipeline at two expanded points of interconnection.
Meanwhile, the Millennium Pipeline remains on track to begin construction later this year. Millennium, which is anchored by long-term agreements with Consolidated Edison and KeySpan, received FERC certificate approval in the fourth quarter of 2006 and has a targeted in-service date of November 2008. Columbia Gas Transmission is a 47.5 percent owner of Millennium, with units of KeySpan and DTE Energy as the other partners.
Electric Operations
NiSource’s electric business reported operating earnings of $73.3 million for the quarter, compared with $71.2 million during the first quarter a year ago. A $6.9 million increase in net revenues resulted from increased residential volumes, lower unrecoverable MISO costs, increased wholesale margins, and customer growth partially offset by decreased industrial sales and timing of revenue credits. As of August 2006, Northern Indiana Public Service Company (NIPSCO) began deferring MISO costs for future recovery.
The increase in net revenues was partially offset by a $4.8 million increase in operating expenses primarily due to higher electric generation and maintenance expenses.
“The electric segment had a solid first quarter,” Skaggs said. “In addition to revenue increases from usage and customer growth, we continue to see steady growth in margins in our wholesale electric market.”
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NiSource reports higher first-quarter earnings

Other Operations
Other Operations reported an operating earnings loss of $3.2 million for the first quarter of 2007, compared with an operating earnings loss of $11.5 million in the first quarter of 2006.
The $8.3 million improvement primarily resulted from lower losses at the Whiting Clean Energy facility and higher gas marketing margins. As previously announced, NiSource unit Whiting Clean Energy (WCE) and BP signed a definitive agreement in late 2006 redefining terms under which WCE provides steam to BP for its oil refining process. The improved results from this agreement, reflected in the first quarter results, are expected to continue through the remainder of 2007.
“As expected, the terms of our Whiting Clean Energy agreement have enabled the plant to operate more competitively,” Skaggs noted. “This should help drive improved results from our Other Operations segment, which has been producing negative results for a number of years.”
Corporate
Corporate reported an operating earnings loss of $3.3 million versus an operating earnings loss of $6.4 million in the comparable 2006 period. The decreased loss was primarily the result of lower consulting and outside service costs.
Other Items
Interest expense increased by $3.3 million due to higher short-term interest rates. Income taxes on net operating earnings of $123.3 million were $10.8 million higher than last year. The increase resulted from higher pre-tax earnings and a higher effective tax rate. The effective tax rate for the first quarter of 2007 is 37.2%. Last year’s effective tax rate of 35.5% was favorably impacted by state deferred income tax adjustments recorded during the first quarter of 2006.
Income from Continuing Operations (GAAP)
On a GAAP basis, income from continuing operations for the first quarter of 2007 was $209.1 million, or 76 cents per share, compared with $173 million, or 63 cents per share, for the year-ago period. The 2006 results were negatively affected by record-setting warm winter weather conditions. For a reconciliation of net operating earnings (non-GAAP) to income from continuing operations (GAAP), see Schedule 1 of this news release.
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NiSource reports higher first-quarter earnings

Definition of non-GAAP measures and reconciliation of earnings guidance to GAAP
NiSource focuses on net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength and performance of the company. NiSource uses these measures internally for budgeting, for reporting to the board of directors, and for purposes of determining the payout under NiSource’s annual incentive compensation plan for its employees.
Net operating earnings are a non-GAAP financial measure that NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. Adjustments reflected in these measures are primarily weather, restructuring and transition costs related to the outsourcing contract with IBM, gains and losses on the sale of assets, certain reserve adjustments and other items. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
Conference call to be held this morning (May 3)
NiSource will host an analyst conference call at 9:00 a.m. EDT on Thursday, May 3, 2007, to further discuss the company’s first-quarter 2007 results. All interested parties may hear the conference call live by logging on to the NiSource Web site at www.nisource.com.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)

Three Months Ended March 31, (in millions, except per share amounts)	2007	2006

Net Revenues
Gas Distribution	$1,894.5	$2,035.8
Gas Transportation and Storage	347.8	320.6
Electric	325.9	307.6
Other	320.7	348.0

Gross Revenues	2,888.9	3,012.0
Cost of Sales (excluding depreciation and amortization)	1,831.2	1,991.7

Total Net Revenues	1,057.7	1,020.3

Operating Expenses
Operation and maintenance	296.9	282.6
Operation and maintenance — trackers	89.0	81.4
Depreciation and amortization	139.0	136.8
Other taxes	56.8	57.2
Other taxes — trackers	44.8	45.8

Total Operating Expenses	626.5	603.8

Equity Earnings (Loss) in Unconsolidated Affiliates	1.5	(0.2)

Operating Earnings	432.7	416.3

Other Income (Deductions)
Interest expense, net	(98.6)	(95.3)
Dividend requirements on preferred stock of subsidiaries	—	(1.1)
Other, net	(2.8)	(3.4)

Total Other Income (Deductions)	(101.4)	(99.8)

Operating Earnings From Continuing Operations Before Income Taxes	331.3	316.5
Income Taxes	123.3	112.5

Net Operating Earnings from Continuing Operations	208.0	204.0

GAAP Adjustment	1.1	(31.0)

GAAP Income from Continuing Operations	$209.1	$173.0

Basic Net Operating Earnings Per Share from Continuing Operations	0.76	0.75

GAAP Basic Earnings Per Share from Continuing Operations	0.76	0.63

Basic Average Common Shares Outstanding (millions)	273.6	272.3

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

Gas Distribution Operations
Three Months Ended March 31, (in millions)	2007	2006

Net Revenues
Sales Revenues	$2,110.3	$2,222.3
Less: Cost of gas sold	1,491.7	1,624.2

Net Revenues	618.6	598.1

Operating Expenses
Operation and maintenance	158.3	149.6
Operation and maintenance — trackers	76.9	71.2
Depreciation and amortization	58.4	57.3
Other taxes	22.0	22.9
Other taxes — trackers	44.8	45.8

Total Operating Expenses	360.4	346.8

Operating Earnings	$258.2	$251.3

GAAP Adjustment	3.2	(45.3)

GAAP Operating Income	$261.4	$206.0

Gas Transmission and Storage Operations
Three Months Ended March 31, (in millions)	2007	2006

Net Revenues
Transportation revenues	$182.9	$184.2
Storage revenues	45.9	44.4
Other revenues	1.0	3.2

Total Revenues	229.8	231.8
Less: Cost of gas sold	(0.5)	5.4

Net Revenues	230.3	226.4

Operating Expenses
Operation and maintenance	69.9	61.4
Operation and maintenance — trackers	10.1	9.5
Depreciation and amortization	29.0	28.7
Other taxes	15.1	14.9

Total Operating Expenses	124.1	114.5

Equity Earnings (Loss) in Unconsolidated Affiliates	1.5	(0.2)

Operating Earnings	$107.7	$111.7

GAAP Adjustment	(0.7)	(1.4)

GAAP Operating Income	$107.0	$110.3

NiSource Inc.
Segment Operating Earnings (Non-GAAP) (continued)

Electric Operations
Three Months Ended March 31, (in millions)	2007	2006

Net Revenues
Sales revenues	$327.1	$308.8
Less: Cost of sales	128.7	117.3

Net Revenues	198.4	191.5

Operating Expenses
Operation and maintenance	59.5	58.6
Operation and maintenance — trackers	2.0	0.7
Depreciation and amortization	48.0	46.1
Other taxes	15.6	14.9

Total Operating Expenses	125.1	120.3

Operating Earnings	$73.3	$71.2

GAAP Adjustment	(0.3)	(3.1)

GAAP Operating Income	$73.0	$68.1

Other Operations
Three Months Ended March 31, (in millions)	2007	2006

Net Revenues
Products and services revenue	$313.6	$342.4
Less: Cost of products purchased	301.7	336.8

Net Revenues	11.9	5.6

Operating Expenses
Operation and maintenance	10.5	12.2
Depreciation and amortization	2.6	2.8
Other taxes	2.0	2.1

Total Operating Expenses	15.1	17.1

Operating Earnings (Loss)	$(3.2)	$(11.5)

GAAP Adjustment	(0.1)	1.4

GAAP Operating Income (Loss)	$(3.3)	$(10.1)

Corporate
Three Months Ended March 31, (in millions)	2007	2006

Operating Earnings (Loss)	$(3.3)	$(6.4)

GAAP Adjustment	(0.2)	(0.3)

GAAP Operating Income (Loss)	$(3.5)	$(6.7)

NiSource Inc.
Segment Volumes and Statistical Data

Gas Distribution Operations
Three Months Ended March 31,	2007	2006

Sales and Transportation (MMDth)
Residential	135.5	116.6
Commercial	77.9	69.0
Industrial	106.5	98.1
Off System	18.6	10.8
Other	0.3	0.3

Total	338.8	294.8

Weather Adjustment	(2.4)	26.7

Sales and Transportation Volumes — Excluding Weather	336.4	321.5

Heating Degree Days	2,623	2,273
Normal Heating Degree Days	2,636	2,625
% Colder (Warmer) than Normal	0%	(13%)

Customers
Residential	3,090,502	3,065,814
Commercial	295,151	291,922
Industrial	8,253	8,403
Other	75	59

Total	3,393,981	3,366,198

Gas Transmission and Storage Operations
Three Months Ended March 31,	2007	2006

Throughput (MMDth)
Columbia Transmission
Market Area	385.2	328.5
Columbia Gulf
Mainline	147.1	161.6
Short-haul	40.5	16.6
Columbia Pipeline Deep Water	0.9	2.9
Crossroads Gas Pipeline	10.2	11.0
Granite State Pipeline	11.6	11.6
Intrasegment eliminations	(128.2)	(156.3)

Total	467.3	375.9

NiSource Inc.
Segment Volumes and Statistical Data (continued)

Electric Operations
Three Months Ended March 31,	2007	2006

Sales (Gigawatt Hours)
Residential	845.2	761.1
Commercial	928.0	894.0
Industrial	2,341.8	2,437.4
Wholesale	137.3	152.1
Other	26.7	28.6

Total	4,279.0	4,273.2

Weather Adjustment	0.4	28.9

Sales Volumes — Excluding Weather impacts	4,279.4	4,302.1

Electric Customers
Residential	398,493	395,653
Commercial	52,199	51,313
Industrial	2,512	2,521
Wholesale	4	8
Other	757	762

Total	453,965	450,257

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

Three Months Ended March 31, (in millions, except per share amounts)	2007	2006

Net Operating Earnings from Continuing Operations	$208.0	$204.0

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	4.8	(39.5)

Operating Expenses:
Restructuring and transition cost (outsourcing initiative)	—	(8.3)
Asset impairment	(3.2)	(2.5)
Loss on sales of assets	0.3	1.6

Total items excluded from operating earnings	1.9	(48.7)

Tax effect of above items and other income tax adjustments	(0.8)	17.7

Reported Income from Continuing Operations — GAAP	$209.1	$173.0

Basic Average Common Shares Outstanding (millions)	273.6	272.3

Basic Net Operating Earnings Per Share from Continuing Operations ($)	0.76	0.75

Items excluded from net operating earnings (after-tax)	—	(0.12)

GAAP Basic Earnings Per Share from Continuing Operations	0.76	0.63

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended March 31, 2007

2007 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$258.2	$107.7	$73.3	$(3.2)	$(3.3)	$432.7

Net Revenues:
Weather (compared to normal)	4.8	—	—	—	—	4.8

Operating Expenses:
Asset Impairment	(1.9)	(0.7)	(0.3)	(0.1)	(0.2)	(3.2)
Gain on Sale of Assets	0.3	—	—	—	—	0.3

Total Impact — Operating Expenses	(1.6)	(0.7)	(0.3)	(0.1)	(0.2)	(2.9)

Total Impact — Operating Income (Loss)	3.2	(0.7)	(0.3)	(0.1)	(0.2)	1.9

Operating Income (Loss) — GAAP	$261.4	$107.0	$73.0	$(3.3)	$(3.5)	$434.6

2006 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$251.3	$111.7	$71.2	$(11.5)	$(6.4)	$416.3

Net Revenues:
Weather (compared to normal)	(37.6)	—	(1.9)	—	—	(39.5)

Operating Expenses:
Restructuring and transition costs (outsourcing initiative)	(6.1)	(0.8)	(1.0)	(0.1)	(0.3)	(8.3)
Asset Impairment	(1.6)	(0.6)	(0.2)	(0.1)	—	(2.5)
Gain on Sale of Assets	—	—	—	1.6	—	1.6

Total Impact — Operating Expenses	(7.7)	(1.4)	(1.2)	1.4	(0.3)	(9.2)

Total Impact — Operating Income (Loss)	(45.3)	(1.4)	(3.1)	1.4	(0.3)	(48.7)

Operating Income (Loss) — GAAP	$206.0	$110.3	$68.1	$(10.1)	$(6.7)	$367.6

NiSource Inc.
Income Statement (GAAP)
(unaudited)

Three Months Ended March 31, (in millions, except per share amounts)	2007	2006

Net Revenues
Gas Distribution	$1,899.3	$1,998.2
Gas Transportation and Storage	347.8	320.6
Electric	325.9	305.7
Other	320.7	348.0

Gross Revenues	2,893.7	2,972.5
Cost of Sales (excluding depreciation and amortization)	1,831.2	1,991.7

Total Net Revenues	1,062.5	980.8

Operating Expenses
Operation and maintenance	385.9	372.3
Depreciation and amortization	139.0	136.8
Impairment and gain on sale of assets	2.9	0.9
Other taxes	101.6	103.0

Total Operating Expenses	629.4	613.0

Equity Earnings (Loss) in Unconsolidated Affiliates	1.5	(0.2)

Operating Income	434.6	367.6

Other Income (Deductions)
Interest expense, net	(98.6)	(95.3)
Dividend requirement on preferred stock of subsidiaries	—	(1.1)
Other, net	(2.8)	(3.4)

Total Other Income (Deductions)	(101.4)	(99.8)

Income From Continuing Operations Before Income Taxes and Cumulative Effect of Change in Accounting Principle	333.2	267.8
Income Taxes	124.1	94.8

Income From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	209.1	173.0

Income (Loss) from Discontinued Operations — net of taxes	1.0	(0.5)
Gain on Disposition of Discontinued Operations — net of taxes	6.6	—

Income Before Change in Accounting Principle	216.7	172.5

Cumulative Effect of Change in Accounting Principle — net of taxes	—	0.4

Net Income	$216.7	$172.9

Basic Earnings Per Share ($)
Continuing operations	$0.76	$0.63
Discontinued operations	0.03	—

Basic Earnings Per Share	$0.79	$0.63

Diluted Earnings Per Share ($)
Continuing operations	$0.76	$0.63
Discontinued operations	0.03	—

Diluted Earnings Per Share	$0.79	$0.63

Dividends Declared Per Common Share ($)	$0.46	$0.46

Basic Average Common Shares Outstanding (millions)	273.6	272.3
Diluted Average Common Shares (millions)	274.8	273.1

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
(in millions)	2007	2006

ASSETS
Property, Plant and Equipment
Utility Plant	$17,333.8	$17,194.9
Accumulated depreciation and amortization	(7,939.8)	(7,850.0)

Net utility plant	9,394.0	9,344.9

Other property, at cost, less accumulated depreciation	346.9	349.6

Net Property, Plant and Equipment	9,740.9	9,694.5

Investments and Other Assets
Assets of discontinued operations and assets held for sale	36.5	43.0
Unconsolidated affiliates	66.1	59.6
Other investments	112.3	116.1

Total Investments and Other Assets	214.9	218.7

Current Assets
Cash and cash equivalents	102.2	33.1
Restricted cash	61.2	142.5
Accounts receivable (less reserve of $64.8 and $42.1, respectively)	954.0	866.3
Gas inventory	96.5	550.5
Underrecovered gas and fuel costs	195.6	163.2
Materials and supplies, at average cost	89.7	89.0
Electric production fuel, at average cost	62.3	63.9
Price risk management assets	128.6	237.7
Exchange gas receivable	274.0	252.3
Regulatory assets	210.0	272.7
Prepayments and other	87.2	111.7

Total Current Assets	2,261.3	2,782.9

Other Assets
Price risk management assets	36.4	49.9
Regulatory assets	1,030.0	1,127.3
Goodwill	3,677.3	3,677.3
Intangible assets	432.3	435.7
Deferred charges and other	162.1	170.2

Total Other Assets	5,338.1	5,460.4

Total Assets	$17,555.2	$18,156.5

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	March 31,	December 31,
(in millions, except share amounts)	2007	2006

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 273,919,093 and 273,654,180 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in capital	4,001.1	3,998.3
Retained earnings	1,096.0	1,012.9
Accumulated other comprehensive income	50.2	20.9
Treasury stock	(22.7)	(21.2)

Total Common Stockholders’ Equity	5,127.3	5,013.6
Long-term debt, excluding amounts due within one year	5,153.1	5,146.2

Total Capitalization	10,280.4	10,159.8

Current Liabilities
Current portion of long-term debt	90.1	93.3
Short-term borrowings	620.0	1,193.0
Accounts payable	659.5	713.1
Dividends declared	63.1	—
Customer deposits	110.4	108.4
Taxes accrued	335.0	196.0
Interest accrued	101.2	107.1
Overrecovered gas and fuel costs	63.3	126.7
Price risk management liabilities	35.4	259.4
Exchange gas payable	361.7	396.6
Deferred revenue	39.3	55.9
Regulatory liabilities	42.6	40.7
Accrued liability for postretirement and postemployment benefits	4.7	4.7
Other accruals	696.1	526.3

Total Current Liabilities	3,222.4	3,821.2

Other Liabilities and Deferred Credits
Price risk management liabilities	22.5	38.2
Deferred income taxes	1,544.9	1,553.7
Deferred investment tax credits	59.5	61.5
Deferred credits	117.0	119.3
Deferred revenue	22.0	21.9
Accrued liability for postretirement and postemployment benefits	654.9	799.5
Liabilities of discontinued operations and liabilities held for sale	9.8	11.9
Regulatory liabilities and other removal costs	1,293.4	1,253.8
Asset retirement obligations	133.3	131.6
Other noncurrent liabilities	195.1	184.1

Total Other Liabilities and Deferred Credits	4,052.4	4,175.5

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,555.2	$18,156.5

NiSource Inc.
Other Information
(unaudited)

	March 31,	December 31,
(in millions, except share amounts)	2007	2006

Total Common Stockholders’ Equity	$5,127.3	$5,013.6

Shares Outstanding (thousands)	273,919	273,654

Book Value of Common Shares	$18.72	$18.32

NiSource Inc.
Statements of Consolidated Cash Flow
(unaudited)

Three Months Ended March 31, (in millions)	2007	2006

Operating Activities
Net income	$216.7	$172.9
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	139.0	136.8
Net changes in price risk management assets and liabilities	(14.1)	10.2
Deferred income taxes and investment tax credits	1.6	(40.5)
Deferred revenue	(16.5)	(26.0)
Stock compensation expense	1.1	1.3
Gain on sale of assets	(0.3)	(1.6)
Loss on impairment of assets	3.2	2.5
Cumulative effect of change in accounting principle, net of taxes	—	(0.4)
Income from unconsolidated affiliates	(3.3)	(1.0)
Gain on disposition of discontinued operations — net of taxes	(6.6)	—
Loss (Income) from discontinued operations — net of taxes	(1.0)	0.5
Amortization of discount/premium on debt	1.8	2.0
AFUDC Equity	(0.8)	—
Changes in assets and liabilities:
Accounts receivable	(103.2)	110.2
Inventories	707.2	442.1
Accounts payable	(34.3)	(340.6)
Customer deposits	2.0	2.7
Taxes accrued	131.3	151.6
Interest accrued	(0.7)	19.1
(Under) Overrecovered gas and fuel costs	(95.8)	319.7
Exchange gas receivable/payable	(60.3)	(126.0)
Other accruals	(97.2)	(81.2)
Prepayments and other current assets	24.5	9.9
Regulatory assets/liabilities	36.8	(19.1)
Postretirement and postemployment benefits	(57.7)	(6.0)
Deferred credits	(3.0)	2.3
Deferred charges and other noncurrent assets	2.0	(5.2)
Other noncurrent liabilities	7.2	(7.3)

Net Operating Activities from Continuing Operations	779.6	728.9
Net Operating Activities from Discontinued Operations	0.4	0.1

Net Cash Flows from Operating Activities	780.0	729.0

Investing Activities
Capital expenditures	(152.1)	(123.2)
Proceeds from disposition of assets	1.5	3.9
Restricted cash	81.3	(21.8)
Other investing activities	(2.9)	12.9

Net Cash Flows used for Investing Activities	(72.2)	(128.2)

Financing Activities
Retirement of long-term debt	(4.1)	(0.5)
Change in short-term debt	(572.2)	(518.7)
Issuance of common stock	2.1	1.0
Acquisition of treasury stock	(1.5)	(5.9)
Dividends paid — common stock	(63.0)	(62.7)

Net Cash Flows used for Financing Activities	(638.7)	(586.8)

Increase in cash and cash equivalents	69.1	14.0
Cash and cash equivalents at beginning of year	33.1	69.4

Cash and cash equivalents at end of period	$102.2	$83.4

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$100.6	$75.9
Interest capitalized	3.1	1.6
Cash paid for income taxes	3.4	4.2